Exhibit 99.1

PokerTek, Inc. Reports Fourth-Quarter and Full-Year-2009 Results

  EBITDAS improved 83% for the quarter and 44% on an annual basis; approaching EBITDAS positive
  Net loss per share improved 56% for the quarter and 30% on an annual basis
  Balance sheet strengthened
  Strategic plans in place to drive profitable growth in 2010

MATTHEWS, N.C.--(BUSINESS WIRE)--March 9, 2010--PokerTek, Inc. (NASDAQ: PTEK) today reported financial results for the fourth quarter and year ended December 31, 2009.

Chief Executive Officer and Chief Financial Officer Mark Roberson commented, “During the second half of 2009, we focused on turning the business around strategically and financially – reducing operating expenses, strengthening our balance sheet and implementing new, more effective sales and marketing strategies that produce recurring revenues for PokerTek.

“We cut our quarterly operating expenses almost in half and began focusing on more profitable markets with less competition. As a result, our EBITDAS improved from a run rate of just under ($700,000) per quarter for the first two quarters of 2009 to ($111,242) in the fourth quarter, nearing breakeven.”

Mr. Roberson continued, “In the past, our sales and marketing strategy was focused primarily on converting manual poker rooms in highly competitive traditional markets. We changed our focus to those markets with limited competition, including international and emerging markets, which offer greater earnings potential for PokerTek.

“As announced in January, we are now distributing PokerPro® on a direct basis worldwide. This will enable us to increase market share in attractive target markets in Europe. Our expansion in Mexico, which began in earnest late in the fourth quarter, is continuing and we recently announced the installation of our 40th table in Mexico.

“With operating expenses stabilized at historically low levels, a substantial inventory position and a focused sales strategy, I expect our financial performance to continue to improve during 2010.”

Financial Summary

Revenue comparisons for 2009 reflect our transition to a stronger mix of recurring gaming revenues and less dependence on onetime product sales in both the gaming and amusement markets. While those one-time product sales generated a larger top line in prior periods, recurring revenues generally provide increased margins and more predictability for the future. The decline in operating expenses is primarily attributable to cost reduction initiatives implemented during the second half of 2009 and increased productivity, resulting in significantly improved bottom line financial results for both the quarter and full year.

Total revenue for the fourth quarter of 2009 was $1.5 million compared to $3.1 million for the fourth quarter of 2008. The decline in revenue is primarily due to the decrease in one-time product sales of Heads-Up Challenge and the absence of PokerPro purchases from Aristocrat in 2009. Gross profit was $0.7 million, or 48%, for the 2009 quarter compared to $1.6 million, or 42%, for the comparable 2008 period due primarily to the change in revenue mix. Operating expenses were $1.6 million for the fourth quarter of 2009 compared to $3.3 million for the prior-year period as a result of cost reduction initiatives. Net loss for the 2009 fourth quarter was $0.9 million, or $0.07 per common share, compared to $1.8 million, or $0.16 per common share, for the 2008 quarter. EBITDAS, a non-GAAP financial measure, was $(111,242) for the fourth quarter, an improvement of 83% from $(642,608) million for the fourth quarter of 2008.

Total revenue for the full year 2009 was $6.7 million compared to $14.4 million for the full year 2008. The decline in revenue is primarily due to the decrease in one-time product sales of Heads-Up Challenge and the absence of PokerPro purchases from Aristocrat in 2009. Gross profit was $2.6 million, or 39%, for the full year 2009 compared to $5.5 million, or 38%, for 2008 due primarily to the change in revenue mix. Operating expenses were $7.9 million for the full year 2009 compared to $12.7 million for 2008 as a result of cost reduction initiatives. Net loss for the full year 2009 was $5.7 million, or $0.47 per common share, compared to $7.6 million, or $0.70 per common share, for 2008. EBITDAS, a non-GAAP financial measure, was $(1.7) million 2009, an improvement of 49% from $(3.3) million for 2008.

Balance Sheet and Cash Flow Information

During the second half of 2009, the Company took several steps to strengthen its balance sheet:

  $2.5 million credit facility renewed with Silicon Valley Bank
  $0.6 million common equity investment from ICP Electronics
  $0.5 million common equity private placement
  $1.2 million conversion of long-term debt to common equity
  Term of remaining $0.8 million long-term debt extended to 2012 with reduced cash interest rate and option for payments in common stock

As of December 31, 2009, the company had no borrowings against its credit facility.

Segment Unit Count Information:

PokerPro tables installed worldwide totaled 206(a) units as of December 31, 2009, a sequential increase of 32 from 174 at September 30, 2009. Heads-Up Challenge units operated under recurring revenue operator-direct programs totaled 179 units as of December 31, 2009, a sequential increase of 35 units from September 30, 2009. In addition, 15 Heads-Up Challenge units were sold to operators and distributors worldwide during the fourth quarter and 316 were sold for the full year ended December 31, 2009.

(a) Note that PokerPro table count information for prior periods has been restated. In prior periods, table count included tables installed by PokerTek in North American markets plus all tables sold to Aristocrat. Now that the Company controls distribution and installation worldwide, table count includes those tables installed and available for play worldwide.

Conference Call

PokerTek will host a conference call to discuss its fourth–quarter and full-year results on Tuesday March 9, 2010 at 5:30 p.m. Eastern Time. Interested parties may listen to and participate in the conference call by dialing 888-680-0892 (U.S./Canada) or 617-213-4858 (Other) and entering passcode 76594478. A live webcast of the conference call will be available through a link on our website, www.pokertek.com, under the heading “Investors” as well as at www.earnings.com and www.streetevents.com. For those unable to participate in the live call, an archived replay will be made available for one year on our website. A replay of the conference call will also be available approximately two hours after the conclusion of the call for approximately one week by dialing 888-286-8010 (U.S./Canada) or 617-801-6888 (Other) and entering passcode 85676953.

Use of Non-GAAP Measures

PokerTek, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding EBITDAS, which differs from the term EBITDA as it is commonly used. In addition to adjusting net loss to exclude taxes, interest, and depreciation and amortization, EBITDAS also excludes noncash charges and share-based compensation expense. EBITDA and EBITDAS are not measures of performance defined in accordance with GAAP. However, EBITDAS is used internally by PokerTek’s management and by its lenders in planning and evaluating the company’s operating performance. Accordingly, management believes that disclosure of this metric offers investors, lenders and other stakeholders with an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

EBITDAS should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the Company’s performance. A reconciliation of GAAP net loss to EBITDAS is included in the accompanying financial schedules.

About PokerTek, Inc.

PokerTek, Inc. (NASDAQ:PTEK) (www.pokertek.com), headquartered in Matthews, NC, develops and markets products for the casino and amusement industries. PokerTek developed PokerPro® automated poker tables and related software applications to increase casino revenue, reduce expenses, and attract new players into poker rooms by offering interactive poker that is fast, fun and mistake-free. Heads-Up Challenge™ is a two-player table that allows bar and restaurant patrons to compete head-to-head in various games for amusement purposes. Heads-Up Challenge increases earnings for game operators and provides patrons unique and challenging on-site entertainment. Both products are installed worldwide.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are made in accordance with the Private Securities Litigation Reform Act of 1995. The forward-looking statements herein include, but are not limited to, the expected adoption of the PokerPro systems by casinos and other customers, the expected adoption of the Heads-Up Challenge product by bars, restaurants and other customers, and the expected acceptance of the PokerPro systems and Heads-Up Challenge product by players. Our actual results may differ materially from those implied in these forward-looking statements as a result of many factors, including, but not limited to, the impact of global macroeconomic and credit conditions on our business and the business of our suppliers and customers, overall industry environment, customer acceptance of our products, delay in the introduction of new products, further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by regulatory or governmental authorities, termination or non-renewal of customer contracts, competitive pressures, and our financial condition, including our ability to maintain sufficient liquidity to operate our business. These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur, except as required by applicable laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,
	2009	2008
Revenue:
Gaming revenue	$1,367,411	$2,243,974
Amusement revenue	108,355	845,679
Total revenue	1,475,766	3,089,653

Cost of revenue	763,679	1,794,570

Gross margin	712,087	1,295,083
Operating Expenses:
Selling, general and administrative	1,088,348	2,052,369
Research and development	275,408	630,129
Share-based compensation expense	169,332	213,929
Depreciation	61,717	59,539
Total operating expenses	1,594,805	2,955,966

Operating loss	(882,718)	(1,660,883)

Interest expense, net	(30,282)	(70,207)

Net loss before income taxes	(913,000)	(1,731,090)

Income tax provision	(24,778)	(64,282)

Net loss	$(937,778)	$(1,795,372)

Net loss per common share - basic and diluted	$(0.07)	$(0.16)

Weighted average common shares outstanding - basic and diluted	13,982,297	10,960,932

POKERTEK, INC. CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2009
	(Unaudited)	2008	2007
Revenue:
Gaming revenue	$5,413,822	$9,668,656	$3,807,244
Amusement revenue	1,278,526	4,756,068	197,447
Total revenue	6,692,348	14,424,724	4,004,691

Cost of revenue	4,093,605	8,972,659	3,559,511

Gross margin	2,598,743	5,452,065	445,180
Operating Expenses:
Selling, general and administrative	5,652,390	8,650,732	8,899,881
Research and development	1,210,371	2,766,543	3,992,449
Share-based compensation expense	759,673	1,106,113	822,349
Depreciation	254,699	210,260	144,717
Total operating expenses	7,877,133	12,733,648	13,859,396

Operating loss	(5,278,390)	(7,281,583)	(13,414,216)

Interest income (expense), net	(287,956)	(94,285)	564,600

Net loss before income taxes	(5,566,346)	(7,375,868)	(12,849,616)

Income tax provision	(107,865)	(262,905)	-

Net loss	$(5,674,211)	$(7,638,773)	$(12,849,616)

Net loss per common share - basic and diluted	$(0.47)	$(0.70)	$(1.23)

Weighted average common shares outstanding - basic and diluted	11,966,928	10,941,117	10,462,912

POKERTEK, INC. CONSOLIDATED BALANCE SHEETS

	December 31,
Assets	2009
	(Unaudited)	2008
Current assets:
Cash and cash equivalents	$636,374	$1,481,530
Investments	-	3,900,000
Accounts receivable, net	1,187,668	1,600,464
Inventory	2,482,239	3,547,099
Deferred product costs, net	354,647	-
Prepaid expenses and other assets	169,845	213,222
Total current assets	4,830,773	10,742,315

Other assets:
PokerPro systems, net	2,268,535	3,821,376
Property and equipment, net	394,522	599,772
Deferred product costs, net	355,404	-
Other assets	433,865	542,214
Total assets	$8,283,099	$15,705,677

Liabilities and Shareholders' Equity
Current liabilities:
Accounts payable	$518,476	$1,590,681
Accrued liabilities	822,784	859,179
Deferred revenue	495,767	194,051
Long-term debt, current portion	26,239	2,889,261
Total current liabilities	1,863,266	5,533,172

Long-term liabilities:
Deferred revenue	106,939	-
Long-term debt	812,396	2,038,635
Total long-term liabilities	919,335	2,038,635

Total liabilities	2,782,601	7,571,807

Commitments and contingencies

Shareholders' equity:
Preferred stock, no par value per share; authorized 5,000,000, none issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 14,015,658 and 11,021,429 shares at December 31, 2009 and December 31, 2008, respectively	-	-
Additional paid-in capital	45,500,172	42,459,333
Accumulated deficit	(39,999,674)	(34,325,463)
Total shareholders' equity	5,500,498	8,133,870

Total liabilities and shareholders' equity	$8,283,099	$15,705,677

POKERTEK, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2009
	(Unaudited)	2008	2007
Cash flows from operating activities:
Net loss	$(5,674,211)	$(7,638,773)	$(12,849,616)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,771,889	2,793,225	2,053,345
Amortization	72,162	-	-
Share-based compensation expense	708,673	1,106,113	822,349
Provision for accounts and other receivables	44,440	14,672	47,129
Changes in assets and liabilities:
Accounts and other receivables	368,356	(646,600)	(743,276)
Prepaid expenses and other assets	151,726	(47,208)	(158,373)
Inventory	1,653,110	(904,618)	(741,485)
PokerPro systems	(964,349)	(1,412,707)	(4,250,373)
Deferred product costs	(782,213)	-	-
Accounts payable and accrued expenses	(1,064,684)	420,385	1,026,289
Deferred revenue	408,655	(205,849)	399,900
Net cash used in operating activities	(2,306,446)	(6,521,360)	(14,394,111)
Cash flows from investing activities:
Purchases of property and equipment	(49,449)	(131,713)	(353,596)
Sale of investments	3,900,000	2,050,000	28,600,000
Purchase of investments	-	-	(27,000,000)
Net cash provided by investing activities	3,850,551	1,918,287	1,246,404
Cash flows from financing activities:
Proceeds from long-term debt	-	2,000,000	-
Proceeds from short-term debt	-	3,060,443	-
Repayments of short-term debt	(2,865,357)	(195,086)	-
Proceeds from issuance of common stock, net of expenses	500,000	-	12,507,578
Proceeds from common stock options exercised	-	-	66,608
Repayments of capital lease	(23,904)	(10,734)	-
Net cash provided by (used in) financing activities	(2,389,261)	4,854,623	12,574,186
Net increase (decrease) in cash and cash equivalents	(845,156)	251,550	(573,521)
Cash and cash equivalents, beginning of year	1,481,530	1,229,980	1,803,501
Cash and cash equivalents, end of period	$636,374	$1,481,530	$1,229,980

POKERTEK, INC.
RECONCILIATION TO EBITDAS
(UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Net loss, as reported	$(937,778)	$(1,795,372)	$(5,674,211)	$(7,638,773)
Interest expense, net	30,282	70,207	287,956	94,285
Income tax provision	24,778	64,282	107,865	262,905
Other taxes	(17,815)	64,554	7,647	107,752
Depreciation and amortization	619,959	739,792	2,844,051	2,793,225
Share-based compensation expense	169,332	213,929	759,673	1,106,113
EBITDAS(1)	$(111,242)	$(642,608)	$(1,667,019)	$(3,274,493)

(1) EBITDAS is defined as net loss before interest, taxes, depreciation, amortization, share-based compensation, and non-cash charges. EBITDAS does not purport to represent net earnings or net cash used in operating activities, as those terms are defined under generally accepted accounting principles, and should not be considered as an alternative to such measurements or as indicators of the Company's performance. The Company's definition of EBITDAS may not be comparable with similarly titled measures used by other companies.

CONTACT:
PokerTek, Inc.
Mark Roberson, CEO and CFO
704-849-0860, ext. 101
investorrelations@pokertek.com
or
Lippert/Heilshorn & Associates
Harriet Fried/Jody Burfening
212-838-3777
hfried@lhai.com